SUBLEASE

WHEREAS the University of Connecticut is authorized by a certain Standard Form of Office Lease and Rider [Exhibit A], dated March 31, 1995 ["Master Lease"], with Northeast Summer Limited Partnership, the interest of the Owner in which the Lease was assigned on April 28, 1995 to K/B Realty Advisors, Inc., and is now held by K/B Fund II, hereinafter called the "OWNER" and specifically by a consent to sublease in the November 4, 1997 letter from Mark Halan, Senior Manager for K/B Realty Advisors, Inc. to Larry Schilling, the University's Director of Facilities Management, Exhibit B hereto, to sublease approximately 13,000 square feet of space located on the fourth floor of the building at 2777 Summer Street, Stamford, Connecticut, as evidenced now therefore:

     This sublease is made and entered into as of the 15th day of November, 1998, by and between the University of Connecticut, hereafter called the SUBLESSOR, acting herein by Dale M. Dreyfuss, its Vice Chancellor for Business and Administration pursuant to the provisions of Public Act 93-201, Section 3, and International Telecommunications Data Systems, Inc., [ITDS], a Connecticut corporation, hereinafter called the SUBLESSEE, acting herein by Peter L. Masanotti, its Executive Vice President for Operations -- Stamford and General Counsel, duly authorized.

                                   WITNESSETH:

The parties hereto, for the consideration hereinafter mentioned, covenant and agree to sublease the SUBLESSOR'S interest in the "Master Lease" to the SUBLESSEE as follows:

1. The SUBLESSOR hereby subleases unto the SUBLESSEE approximately 13,000 square feet of space, located on the fourth floor of the building located at 2777 Summer Street, Stamford, Connecticut, as shown on Exhibit D, together with the right to means of ingress into and egress out of the leased premises. All terms and conditions of the "Master Lease" are incorporated herein by reference except as modified herein.

The premises are to be used by the SUBLESSEE as office space.

2. The term of the lease shall be December 15, 1998 through March 14, 2000.

3. The SUBLESSEE shall pay no rent for the period November 15, 1998 through December 15, 1998. Commencing on December 15, 1998, the SUBLESSEE shall pay the SUBLESSOR the rental of Thirteen Thousand Five Hundred Forty-One Dollars and Sixty-Seven Cents [$13,541.67] per month, payable in advance. A Check in payment of rent shall be made payable to the order of the University of Connecticut, and shall be sent to the Accounts Receivable Office, Box U-73, Storrs, Connecticut 06269-2073.

If the SUBLESSEE fails to pay the rent by the tenth of each month, the SUBLESSEE shall pay the SUBLESSOR a late payment charge of $50.00 per occurrence.

4. The SUBLESSOR warrants and represents to the SUBLESSEE that the "Master Lease" has not been amended or modified except as expressly set forth herein, that the SUBLESSOR is not now, as of the commencement of the Term hereof will not be in default or breach of any provisions of the "Master Lease", and that the SUBLESSOR has no knowledge of any claim by the OWNER that the SUBLESSOR is in default or breach of any provisions of the "Master Lease".

5. The parties hereto agree that this Sublease is not to be assigned and that the leased premises are not to be sublet, in whole or in part, by the SUBLESSEE without the prior written consent of the University of Connecticut's Vice Chancellor for Business and Administration and the OWNER, and otherwise in compliance with the terms and conditions of the "Master Lease". In the event such consent is given, it shall be a condition of the aforementioned consent that the SUBLESSEE provide the SUBLESSOR with the name, address, financial statement and description of the business of the proposed assignee or SUBLESSEE. The SUBLESSEE shall remain fully liable under all the terms, covenants and conditions of this Sublease, including, but not limited to, the provisions of payment of rent, until there is a proper assignment or subletting.

6. The parties hereto agree that if the "Master Lease" requires the SUBLESSOR to pay to OWNER all or portion of the expenses of operating the building and/or project of which the Premises are a part ["Operating Costs"], including but not limited to taxes, utilities, or insurance, then the SUBLESSEE shall pay to SUBLESSOR as additional rent any increases in operating and taxes over a 1999 base year. Such additional rent shall be payable as and when Operating Costs are payable by the SUBLESSOR to the OWNER. If the "Master Lease" provides for the payment by the SUBLESSOR of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the "Master Lease", the obligations of the SUBLESSOR and SUBLESSEE shall be adjusted in a like manner; and if such adjustment shall occur after the expiration or earlier termination of this Sublease, then the obligations of the SUBLESSOR and SUBLESSEE under this Section shall survive such expiration or termination. SUBLESSOR shall, upon request by SUBLESSEE, furnish SUBLESSEE with copies of all statements submitted by OWNER of actual or estimated Operating Costs during the term of this Sublease.

7. Notices from the SUBLESSOR or OWNER to the SUBLESSEE shall be sufficient if delivered to the SUBLESSEE in care of Telecommunication Data Systems, Inc.,

225 High Ridge Road, Stamford, CT 06905, or if placed with the United Postal Service properly addressed to the SUBLESSEE in care of its Executive Vice President for Operations -- Stamford and General Counsel.

Notices from the SUBLESSEE to the SUBLESSOR shall be sufficient of place with the United States Postal Service, certified mail, postage prepaid, addressed to the Vice Chancellor for Business and Administration, University of Connecticut, 352 Mansfield Road, U-72, Storrs, CT 06269-2072 and copied to the OWNER at its offices at 2777 Summer Street, Stamford, CT 06905.

8. All applicable terms and conditions of the "Master Lease" are incorporated into and made a part of the Sublease as if the SUBLESSEE were the SUBLESSOR thereunder, the SUBLESSEE the SUBLESSOR thereunder, and the Premises the Master Premises.

SUBLESSEE assumes and agrees to perform the SUBLESSOR's obligations under the "Master Lease" during the Term to the extent that such obligations are applicable to the Premises, except that the obligations to pay the rent to the OWNER under the "Master Lease" shall be considered performed by the SUBLESSEE to the extent and in the amount rent is paid to SUBLESSOR in accordance with
Section 3 of this Sublease. SUBLESSEE shall commit or suffer any act or omission that will violate any of the provisions of the "Master Lease". SUBLESSOR shall exercise due diligence in attempting to cause the OWNER to perform its obligations under the "Master Lease" for the benefit of the SUBLESSEE. If the "Master Lease" terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under the Sublease, provided however, that if the "Master Lease" terminates as a result of a default or breach by SUBLESSOR or SUBLESSEE under this Sublease and/or the "Master Lease", then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the "Master Lease" gives SUBLESSOR any right to terminate the "Master Lease" in event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by the SUBLESSOR shall not constitute a default or breach hereunder.

SUBLESSOR agrees to observe and perform its obligations under the terms of the "Master Lease". SUBLESSOR shall not do or permit anything to be done which would cause the "Master Lease" to be terminated or forfeited for reason of any right or termination or forfeiture reserved or vested on OWNER or SUBLESSOR including without limitation the provisions of Article 58 -- Option to Terminate of the Master Lease [option to terminate].

Anything contained herein to the contrary notwithstanding, the following Articles of the Master Lease are hereby deemed deleted for purposes of incorporation by reference of this Sublease: The fixed rent referenced in the first recitals;
Article 2 -- Occupancy; Article 34 -- Security; Article 38 -- Term: Preparation for Occupancy and Possession; Article 41 -- Operation Expense and Tax Escalation, [except that the definition of taxes and operation expenses shall be used to determine operating costs for purposes of calculating Sublessee's payments as described in Paragraph 7 of the Sublease]; Articles 44[c, e and f] -- electricity and Article 46 -- Broker.

9. This Sublease shall be of no force or effect unless consented to by the OWNER within 10 days after the execution hereof, if such consent is required under the terms of the "Master Lease".

All other Sections of the "Master Lease" remain intact and in accordance with the terms of said lease. Notwithstanding anything to the contrary herein, this Agreement shall not modify the "Master Lease" in any way as between the OWNER and SUBLESSOR and SUBLESSOR remains primarily liable to the OWNER under the "Master Lease".

IN WITNESS WHEREOF, the parties have hereunto set their hands.

Signed in the presence of:


                                        International Telecommunications Data
                                          Systems, Inc.

/s/ Susan M. Vickers               )
-----------------------------------)
Susan M. Vickers                   )    by /s/ Peter L. Masanotti
                                   )       ----------------------
                                   )    Peter L. Masanotti
                                   )    Its Executive Vice President for
/s/ Kavita Kuppuswamy              )    Operations--Stamford and General Counsel
-----------------------------------)    duly authorized
Kavita Kuppuswamy

                                        Date signed: 11/19/98
                                                     ---------------------------
                                        University of Connecticut


/s/ Barbara M. Simmons             )    by /s/ Dale M. Dreyfuss
-----------------------------------)       -------------------------------------
Barbara M. Simmons                 )    Dale M. Dreyfuss
                                   )    Its Vice Chancellor for Business and
/s/ Rose P. Lacasse                )    Administration
-----------------------------------)    duly authorized
Rose P. Lacasse

                                        Date signed: 12/1/98
                                                     ---------------------------

State of Connecticut
County of Fairfield

     The foregoing instrument was acknowledged before me this 19th day of November, 1998 by Peter L. Masanotti, Executive Vice President for Operations -- Stamford and General Counsel of International Telecommunications Data Systems, Inc., a Connecticut corporation, on behalf of the corporation.

                                      In witness whereof I hereunto set my hand.


                                      /s/ Susan M. Vickers
                                      ------------------------------------------
                                      Notary Public
                                      My commission expires: October 31, 1999

State of Connecticut
County of Tolland

     On this the 1st day of December, 1998, before me Isabelle Atwood, the undersigned officer, personally appeared Dale M. Dreyfuss, of the University of Connecticut, known to me to be the person described in the foregoing instrument, and acknowledged that he executed the same in the capacity therein stated and for the purposes therein contained.

                                       In witness whereof I hereunto set my hand


                                       /s/ Isabelle Atwood
                                       -----------------------------------------
                                       Notary Public
                                       My commission expires: 4/30/2001

Approved

/s/[illegible signature]               Date: 12/14/98
------------------------------               -----------------------------------
Associate Attorney General

                                                                    Attachment A


                             STANDARD FORM OF OFFICE

                                 LEASE AND RIDER

                                Table of Contents

Article                                                                             Page
-------                                                                             ----

1.     Rent............................................................................1

2.     Occupancy.......................................................................1

3.     Tenant Alterations..............................................................2

4.     Maintenance and Repairs.........................................................2

5.     Window Cleaning.................................................................3

6.     Requirements of Law, Fire Insurance, Floor Loads................................3

7.     Subordination...................................................................5

8.     Property--Loss, Damage, Reimbursement, Indemnity................................5

9.     Destruction, Fire and Other Casualty............................................5

10.    Eminent Domain..................................................................6

11.    Assignment, Mortgage, Etc.......................................................6

12.    Electric Current................................................................7

13.    Access to Premises..............................................................7

14.    Vault, Vault Space, Area........................................................8

15.    Occupancy.......................................................................8

16.    Bankruptcy......................................................................8

17.    Default.........................................................................9



18.    Remedies of Owner and Waiver of Redemption.....................................10

19.    Fees and Expenses..............................................................11

20.    Building Alterations and Management............................................11

21.    No Representations by Owners...................................................12

22.    End of Term....................................................................12

23.    Quiet Enjoyment................................................................12

24.    Failure to Give Possession.....................................................12

25.    No Waiver......................................................................13

26.    Waiver of Trial by Jury........................................................13

27.    Inability to Perform...........................................................14

28.    Bills and Notices..............................................................14

29.    Services Provided by Owners....................................................14

30.    Captions.......................................................................14

31.    Definitions....................................................................15

32.    Adjacent Excavation-Shoring....................................................15

34.    Security.......................................................................15

35.    Estoppel Certificate...........................................................16

36.    Successors and Assigns.........................................................16

37.    Additional Definitions.........................................................18

38.    Term:  Preparation for Occupancy and Possession................................19

39.    Rent...........................................................................21

40.    Parking........................................................................22

41.    Operating Expense and Tax Escalation...........................................23


42.    Cleaning; Trash Removal........................................................28

43.    Heating, Ventilation and Air-Conditioning......................................29

44.    Electricity....................................................................30

45.    Amendments for Financing; Information for Mortgagees...........................34

46.    Broker.........................................................................35

47.    Building Name; Tenant Signs; Directory.........................................35

48.    Holdover.......................................................................35

49.    Insurance and Indemnity........................................................35

50.    Exculpation....................................................................37

5.1    Partnership....................................................................37

52.    Restrictions on Use............................................................38

53.    Rules and Regulations..........................................................38

54.    Tenant's Alterations...........................................................39

55.    Notice.........................................................................39

56.    Miscellaneous..................................................................40

57.    Amendments to Printed Form.....................................................42

58.    Option to Terminate............................................................43

59.    Attorney General Approval......................................................44

60.    Non-discrimination.............................................................44


Exhibit A - Rules and Regulations
Exhibit B - Cleaning Specifications
Exhibit C - Work Specifications
Exhibit D - Floor Plan

                          STANDARD FORM OF OFFICE LEASE
                     The Real Estate Board of New York, Inc.

     AGREEMENT OF LEASE, made as of this 31st day of March 1995, between NORTHEAST SUMMER LIMITED PARTNERSHIP, a Connecticut limited partnership, having an office at 100 Clearbrook Road, Elmsford, New York 10523 party of the first part, hereinafter referred to as OWNER, and UNIVERSITY OF CONNECTICUT, having an address at Box U-122, Storrs, Connecticut 06269 party of the second part, hereinafter referred to as TENANT,

     Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the area of the 4th floor shown on the floor plan annexed hereto as Exhibit D (the "demised premises") (approximately 13,000 square feet, the "Rentable Area") in the building known as 2777 Summer Street (the "Building") in the borough of Stamford, Connecticut, for the term of five (5) years (or until such term shall sooner cease and expire as hereinafter provided), at an annual rental rate of (the "Fixed Annual Rent") of $266,500.00 per annum which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may then and without notice to Tenant add the amount of such arrears shall be added to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

       The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

     1. Rent: Tenant shall pay the rent as above and as hereinafter provided.

     2. Occupancy: Tenant shall use and occupy demised premises for general office use and classrooms for graduate and post graduate studies only and for no other purpose. Notwithstanding anything contained herein to the contrary, Tenant shall not have more than 52 occupants in the demised premises between the hours of 8:00 a.m. and 6:00 p.m. on business days and 55 occupants in the demised premises between the hours of 8:00 a.m. and 6:00 p.m. every other Friday.

     3. Tenant Alterations: Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workmen's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be included as Owner's property or may be removed from the premises by Owner, at Tenant's expense. (See Article 54)

     4. Maintenance and Repairs: Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitee or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury in business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof. Nothing contained herein shall be deemed a waiver of Tenant's [illegible] law right to claim constructive eviction to the extent permitted by laws and requirements of public authorities if Owner shall fail to perform any of its material obligations under this Lease. (See Article 57)

     5. Window Cleaning: Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of any other Board or body having or asserting jurisdiction.

     6. Requirements of Law, Fire Insurance, Floor Loads: Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the Connecticut Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operations therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in the amount and in a company satisfactory to Owner, context and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense of constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time certified by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises forms a part, or which shall or might subject Owner to any liability or responsibility in any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quality so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all the insurance premiums thereafter aid by Owner which shall have been charged because of such failure by Tenant. In any actions or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rule for the building on demised premises issued by the Connecticut Fire Insurance Exchange, or other entity risking life insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items until charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense. In selling sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

     7. Subordination: This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request. (See
Article 57)

     8. Property--Loss, Damage, Reimbursement, Indemnity: Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

     9. Destruction, Fire and Other Casualty: (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within [illegible] days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owners shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both Releasers' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and in the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damages thereto or replace the same.

     10. Eminent Domain: If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

     11. Assignment, Mortgage, Etc.: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner. In each instance, Transfer of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

     12. Electric Current: Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. (See Article 44)

     13. Access to Premises: Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts and conduits in and through the demised premises and to erect new pipes, ducts and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

     14. Vault, Vault Space, Area: No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the limitation of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

     15. Occupancy: Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

     16. Bankruptcy:

     (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages in any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     17. Default: (1) If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss. 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default without such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) day's notice of cancellation of this lease upon Tenant, and upon the expiration of said five days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided. Any further proceedings by Owner to recover possession of the demised premises shall be in accordance with Connecticut statutes pertaining to summary process.

     (2) If the notice provided for in [illegible] shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may dispossess Tenant by summary proceedings or other lawful means, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice. (See Article
57)

     18. Remedies of Owner and Waiver of Redemption: In case of any such default, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. Notwithstanding the foregoing, to the extent required by laws and requirements of public authorities, in the event of a default by Tenant, Owner shall use its reasonable efforts to mitigate its damages. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Owner may incur in connection with re-letting, such as legal expenses, attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent date specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof. Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

     19. Fees and Expenses: If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant thereof. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

     20. Building Alterations and Management: Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

     21. No Representations by Owners: Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between the Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     22. End of Term: Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.

     23. Quiet Enjoyment: Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to Article 20 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

     24. Failure to Give Possession: If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reasons, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such occupancy, shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent.

     25. No Waiver: The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent will knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly sum herein stipulated shall be deemed to be other than on account of the earlier stipulate rent, nor, shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the terminate of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

     26. Waiver of Trial by Jury: It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statuary remedy.

     27. Inability to Perform: This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause beyond Owner's reasonable control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reasons of the conditions of supply and demand which have been or are affected by war or other emergency.

     28. Bills and Notices: Intentionally omitted.

     29. Services Provided by Owners: As long as Tenant is not in default under any of the covenants of this lease, Owners shall provide: (a) necessary elevator facilities on business days from 8:00 a.m. to 6 p.m. and on Saturdays from 8:00 am. to 6:00 p.m. and have one elevator subject to call at all other times; (b) heat the demised premises when and as required by law, on business days from 8:00 a.m. to 6:00 p.m.; (c) water for [illegible] lavatory purposes, but if Tenant [illegible] water for any other purposes or in unusual quantities (of which Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) (crossed out); (e) (illegible) Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (1) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alternations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and upon ten days written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence. (See Articles 42, 43 and 57)

     30. Captions: The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

     31. Definitions: The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, [illegible] or other stand, barber shop, or for other similar purpose or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) conveyance of which the demised premises form a part so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. (See Article 57).

     32. Adjacent Excavation-Shoring: If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnify against Owner, or diminution or abatement of rent.

     33. Rules and Regulations: Omitted. (See Article 53)

     34. Security: Tenant has deposited with Owner the sum of $23,833.33 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sums as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee or transferee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance, conveyance or transfer. (See
Article 57).

     35. Estoppel Certificate: Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

     36. Successors and Assigns: The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

     IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

                                 NORTHEAST SUMMER LIMITED
                                 PARTNERSHIP
                                 BY:    2777 Summer Street Corp., general
                                        partner
Witness for Owner:

/s/ Gary T. Wagner               By: /s/ [illegible]                      [L.S.]
-----------------------------        ------------------------------------
Gary T. Wagner                                         President

Witness for Tenant:              UNIVERSITY OF CONNECTICUT

/s/ Lyn D. Pearl                 By: /s/ [illegible]
-----------------------------        -------------------------------------------
Lynd D. Pearl                           Vice President of Finance &
                                        Administration

                                ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,
County of Westchester

     On this 29th day of March, 1995, before me personally came Martin S. Berger to me known, who being by me duly sworn, did depose and say that he resides in New York, New York that he is the President of 2777 Summer Street Corp. the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name-thereto by like order.

                                     /s/ [illegible]
                                     -------------------------------------------

INDIVIDUAL OWNER
STATE OF NEW YORK,
Count of ________

     On this _________ day of ________________, 19_____, before me personally came _____________________ to be known and known to me to be the individual _____________ described in and who, at OWNER, executed the foregoing instrument and acknowledged to me that _______________________ be executed the same.


                                 -----------------------------------------------

APPROVED AS TO FORM:

/s/ William B. Gundling          4/19/95
-----------------------------    -------
WILLIAM B. GUNDLING              DATE
ASSOCIATE ATTORNEY GENERAL

TENANT
STATE OF CONNECTICUT
Count of [illegible]

     On this [illegible] day of March, 1995, before me personally came Wilber R. James to me known, who being by me duly sworn, did depose and say that he resides in [illegible], Connecticut, that he is the Vice President of the University of

Connecticut, the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so alleged by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                 /s/[name illegible
                                 -----------------------------------------------

INDIVIDUAL TENANT
STATE OF NEW YORK
County of [Illegible]

     On this ______ day of _______________, 19__, before me personally came ___________________ to me known and known to me to be the individual
______________ described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that _________ be executed the same

                 UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF
                 2777 SUMMER STREET CORP. AS GENERAL PARTNER OF
                      NORTHEAST SUMMER LIMITED PARTNERSHIP

     The undersigned, being all of the directors of 2777 Summer Street Corp. (the "Corporation"), the sole general partner of Northeast Summer Limited Partnership, do hereby adopt the following resolutions in behalf of the
Corporation:

          RESOLVED, that the President or any Vice President of the Corporation be, and each of them hereby is authorized, empowered and directed to execute, acknowledge and deliver an Agreement of Lease in the name and on behalf of the Corporation (on behalf of Northeast Summer Limited Partnership ("NSLP")), whereby NSLP agrees to lease approximately 13,000 square feet of space at 2777 Summer Street, Stamford, Connecticut, to the University of Connecticut, subject to such conditions and agreements otherwise deemed acceptable to the signing officer; and it is further

          RESOLVED, that the President or any Vice President of the Corporation be, and each of them hereby is authorized, empowered and directed to take such further actions and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation, in its capacity as general partner of NSLP, as shall in their judgment be necessary or proper, to carry out and effectuate the Agreement of Lease and the purposes of the foregoing resolution, and each of them and the actions of such officers in respect of the fulfillment of the intent of these resolutions is herein approved, ratified and confirmed.



                                                --------------------------------
                                                MARTIN S. BERGER


                                                /s/ Robert F. Weinberg
                                                --------------------------------
                                                ROBERT F. WEINBERG


                                                /s/ Charles J. Persico
                                                --------------------------------
                                                CHARLES J. PERSICO

                                                                    OFF/MAS/1991

Striking out or deletion of any portion of this lease (and the insertion of asterisks at various points) was done as a matter of convenience in preparing the lease for execution. The language omitted (as well as the use or placement of such asterisks) is not to be given any effect in construing this lease.

                                                 RULES & REGULATIONS - Exhibit A
                                             CLEANING SPECIFICATIONS - Exhibit B
                                                 WORK SPECIFICATIONS - Exhibit C
                                                          FLOOR PLAN - Exhibit D

             STANDARD FORM OF RIDER TO STANDARD FORM OF OFFICE LEASE

Date of Lease:    March 31, 1995
        Owner:    NORTHEAST SUMMER LIMITED PARTNERSHIP
       Tenant:    UNIVERSITY OF CONNECTICUT
     Building:    2777 Summer Street, Stamford, Connecticut
Rentable Area:    approximately 13,000 square feet

     37. Additional Definitions. For all purposes of this lease, and all agreements supplemental hereto, the terms defined in this Article shall have the meanings specified unless the context otherwise requires:

     (a) The term law and requirements of public authorities shall mean laws and ordinances of federal, state, city, and county governments, and rules, regulations, orders and directives of departments, subdivisions, bureaus, agencies or offices thereof, or any other governmental, public or quasi-public authorities having jurisdiction of the Building, and the directions of any public office pursuant to law.

     (b) The word invitee shall mean any employee, agent, visitor, customer, contractor, licensee, or other party claiming under or in the Building, or in the Park, if applicable, by permission or sufferance of, Owner or Tenant.

     (c) The term requirements of insurance bodies shall mean rules, regulations, orders and other requirements of the Connecticut Board of Fire Underwriters or Connecticut Fire Insurance Rating Organization or any similar body performing the same or similar functions.

     (d) The term unavoidable delays shall mean delays due to strikes or labor troubles, fire or other casualty, governmental restrictions, enemy action, civil commotion, war or other emergency, acts of God or nature or any cause beyond the reasonable control of either party whether or not similar to any of the causes stated

                                                                    OFF/MAS/1991

above, but not the inability of either party to obtain financing which may be necessary to carry out its obligations.

     (e) The term Real Property shall mean the land and Building of which the demised premises is a part.

     (f) The term lease year shall mean the 12 month period commencing with the Commencement Date (as defined in Article 38), and ending the date preceding the first anniversary of the Commencement Date (except that if the Commencement Date shall occur on a day other than the first day of a calendar month, such period shall commence with the Commencement Date and end with the last day of the 12th full calendar month thereafter) and each 12 month period thereafter, all or part of which falls within the term of this lease.

     38. Term: Preparation for Occupancy and Possession.

     (a) The term of this lease and the estate hereby granted shall commence on a date (the "Commencement Date") which shall be the earlier of the day (i) on which the demised premises shall be deemed to be completed (of which date Tenant shall be given 5 days notice) as such term is defined in paragraph (c) of this Article, or (ii) Tenant (or anyone claiming under or through Tenant) shall occupy the demised premises for the conduct of business. The term shall expire on the last day of the month five (5) years after the month in which the Commencement Date occurs (the "Expiration Date") or on such earlier date upon which said term may expire or be terminated pursuant to any provision of this lease or law. Promptly following the determination of the Commencement Date, the parties shall enter into a supplementary written agreement setting forth the Commencement and Expiration Dates.

     (b) The demised premises shall be completed and initially prepared by Owner in the manner, and subject to the provisions of the attached Work Specifications and Floor Plans. Tenant and its contractors shall be entitled to access to the demised premises prior to the completion of Owner's work only so long as they work in conformity with and do not interfere, in Owner's judgment, with Owner or its contractors in the completion of Owner's work, and provided they accept the administrative supervision of Owner. If Tenant's work interferes with Owner's work, Owner may withdraw the license granted to Tenant pursuant to this paragraph upon 24 hours notice. Worker's Compensation, public liability and property damage insurance, as set forth in Article 49, shall be maintained by Tenant and/or its contractors, and certificates of such insurance shall be furnished to Owner prior to the commencement of Tenant's work. Tenant's selection of contractors must be in compliance with the provisions of this lease.

                                                                    OFF/MAS/1991

     (c) The demised premises shall be deemed complete on the earliest date on which Owner's work in the demised premises has been substantially completed, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant's use of the demised premises. If completion of the demised premises is delayed by reason of:

          (i) any act or omission of Tenant or any of its employees, agents or contractors, including failure of Tenant to comply with any of its obligations under the Work Specifications, or

          (ii) failure to plan or execute Tenant's work with reasonable speed and diligence, or

          (iii) failure to make selections required by the Work Specifications, or

          (iv) changes by Tenant in its drawings or specifications or changes or substitutions requested by Tenant, or

          (v) failure to submit or approve drawings, plans or specifications timely,

          (vi) Tenant's failure to deliver to Owner the first month's rent (if required by the provisions on the first page of this lease), and the security deposit required by Article 34 (if any),

then the demised premises shall be deemed complete (and Tenant shall commence paying rent) on the date when it would have been completed but for such delay, and Tenant shall pay Owner all costs and damages which Owner may sustain by reason of such delay.

     (d) Floor Plans attached hereto are subject to revision based on laws and requirements of public authorities and requirements of insurance bodies. Any changes in door swings, arrangements of exits and/or passages so mandated shall be binding on Owner and Tenant as if they had been incorporated into the Floor Plans. If any common foyers or exit foyers or exit passages mandated by such regulations are used by more than one tenant, the size of such areas or passages and the rent therefore shall be apportioned among the tenants in relation to the total square footage which they proportionately occupy, and Tenant's share of such charges shall be payable as additional rent.

                                                                    OFF/MAS/1991

     (e) Owner may change the arrangement and/or location of (including the closing off of) exits, entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other parts of the Building whenever necessary to comply with laws and requirements of public authorities and requirements of insurance bodies. Tenant shall pay the cost thereof where the requirement for such addition is due solely to Tenant's use of the demised premises.

     39. Rent.

     (a) If the Commencement Date is other than the first day of a calendar month, the first monthly installment of Fixed Annual Rent shall be prorated to the end of said calendar month.

     (b) All rent shall be paid by currently dated, unendorsed check of Tenant, payable to the order of Owner or to an agent designated by Owner, and drawn on a bank or trust company which is a member of the Connecticut Clearing House.

     (c) Tenant shall pay the Fixed Annual Rent without notice or demand. If no date shall be set forth herein for the payment of any other sums due Owner, then such sums shall be due and payable within 10 business days after the date upon which Owner makes written demand for such payment. The Fixed Annual Rent and such other sums due Owner are referred to in this lease as "rent".

     (d) If at any time during the term the rent, or any part thereof, shall not be fully collectible by reason of any law and requirement of public authorities, Tenant shall enter into such agreements and take such actions as Owner may request to permit Owner to collect the maximum rents which may, during continuance of such legal rent restrictions, be legally permissible (but not in excess of the amounts reserved under this lease). Upon termination of such rent restriction prior to the Expiration Date (i) the rent shall become and thereafter be payable in accordance with the amounts reserved in this lease for the period of the term following such termination, and (ii) Tenant shall pay Owner, if legally permissible, an amount equal to (y) the rent which would have been paid pursuant to this lease but for such legal rent restriction less (z) the rents paid by Tenant for the period during which such rent restriction was in effect.

     (e) If any installment of Fixed Annual Rent is not paid when due, or if any other monies owing by Tenant are not paid within 10 business days of the date due and payable, Tenant shall pay Owner, without prejudice to any of Owner's rights and remedies, in compensation for the additional administrative, bookkeeping and collection expenses incurred by reason of such overdue sum, a sum calculated by multiplying the late payment by three percentage points above the prime rate or its

                                                                    OFF/MAS/1991

equivalent then established by Chemical Bank, or its successors, dividing the product by 365 and multiplying the quotient by the number of days between the date such payment was due and the date such payment is in fact paid. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such compensation shall be without prejudice to any of Owner's rights and remedies hereunder.

     (f) If any check tendered by Tenant, for any payment due, shall be dishonored by the payor bank, Tenant shall pay Owner, without prejudice to any of Owner's rights and remedies, in compensation for the additional administrative, bookkeeping and collection expenses incurred by reason of such dishonored check, the sum of $100. If during any twelve month period during the term of this lease, two or more checks tendered by Tenant, for any payment due, shall be dishonored by the payor bank, Owner may at any time thereafter require that all future payments of rent by Tenant shall be made by certified or official bank checks.

     40. Parking.

     (a) Throughout the term, so long as Tenant shall have performed all of the agreements on Tenant's part to be performed, Owner shall make available to Tenant the following number of parking spaces, on a non-exclusive basis.

     52 spaces between the hours of 8:00 a.m. and 6:00 p.m. on regular business days and 200 spaces at all other times. Tenant, at its sole cost and expense, shall hire its own security staff to patrol the Building and parking area on days other than regular business days and during hours other than between 8:00 a.m. and 6:00 p.m. on regular business days. The security staff hired by Tenant shall be reputable and professional. Owner shall have no liability for any damage to any person or property during such times that Tenant is required to have security on duty.*

     If Tenant or its invitees use more than the specified number of spaces, after 5 days notice from Owner, Tenant shall, at the option of Owner, either (i) pay Owner's then current charge per month for each additional space used on a month to month basis, which may be revoked by Owner at any time upon 30 days notice (as of the date of this lease, Owner's current monthly charge is $40.00 per space), or (ii) cease and desist immediately from using said additional spaces.

     (b) As necessary, Owner shall light (between 8:00 a.m. and 10:30 p.m. on business days and 8:00 a.m. and 6:00 p.m. on Saturdays), clean, remove snow from and maintain, the parking area. Tenant shall be responsible for repairing damage

                                                                    OFF/MAS/1991

caused by tenant or its invitees. Owner shall not be obligated to remove snow unless the accumulation exceeds 3 inches. In no event shall Owner be obligated to remove snow from areas obstructed by parked vehicles at the time Owner's equipment is servicing such areas.*

     (c) Tenant shall require its invitees to park in areas designated by Owner, and not to obstruct the areas of other tenants nor park in undesignated areas. Tenant shall, upon request, furnish to Owner the license numbers of the automobiles operated by Tenant, its officers and employees. Owner may use any lawful means to enforce the parking regulations established pursuant to Article 53, including the towing away of improperly parked or unauthorized cars and the pasting of warning notices on car windows and windshields.

     (d) Owner may temporarily close any common area (i.e. areas not leased to Tenant) to make repairs or changes therein, to prevent the acquisition of public rights in such area, or to discourage unauthorized parking. Owner may do such other acts in and to the common areas as, in its judgment, may be desirable to improve the convenience thereof.

     41. Operating Expense and Tax Escalation.

     (a) Tenant's Proportionate Share shall mean 12.04%.

     (b) Tax Escalation.

     (i) Definitions. As used in this lease:

     (x) "Taxes" shall mean the total amount of real estate taxes and assessments now or hereafter levied, imposed, confirmed or assessed against the Real Property, (or, during any period the Real Property is owned by an industrial development agency, such as would be levied, imposed, confirmed or assessed as if Owner named herein were the fee owner), including city, county, town, village, school and transit taxes, water fees and sewer and refuse disposal charges, or taxes, assessments or charges levied, imposed, confirmed or assessed against, or a lien on, the Real Property by any taxing authority whether general or specific, ordinary or extraordinary, foreseen or unforeseen and whether for public betterments or improvements or otherwise. If, due to any change in the method of taxation, any franchise, capital stock, capital, income, profit, sales, rental, use and occupancy tax or charge shall be levied, assessed, confirmed or imposed upon any owner of the Real Property in lieu of, or in addition to any real estate taxes or assessments upon or

                                                                    OFF/MAS/1991

     with respect to the Real Property, such tax shall be included in the term Taxes. Penalties and interest on Taxes (except to the extent imposed upon timely payments of assessments that may be, and are in fact, paid in installments) and income, franchise, transfer, inheritance and capital stock taxes shall be deemed excluded from Taxes except to the extent provided in the immediately preceding sentence.

     (y) "Base Tax" is the product of the tax rates set forth on tax bills rendered for each Tax for the Tax Year during which January 1, 1995 occurs multiplied by the assessed valuations of the Real Property for the Tax Year during which January 1, 1995 occurs. "Tax Year" shall mean the fiscal period for each Tax. Any and all tax abatements shall be for the benefit of Owner.*

          (ii) Tax Payments. (a) If Taxes for any Tax Year during the term ("Tax Comparison Year") shall exceed the Base Tax, Tenant shall pay Owner as additional rent for each such Tax Comparison Year, Tenant's Proportionate Share of such excess ("Tax Payment").

          (b) Subsequent to Owner's receipt of the tax bills for each Tax Comparison Year, Owner shall submit to Tenant a statement showing (i) the Tax Payments due for such Tax Comparison Year, and (ii) the basis of calculations ("Owner's Tax Statement"). Tenant shall (y) pay Owner the unpaid portion (if any) of the Tax Payment within 30 days after receipt of Owner's Tax Statement, and (z) on account of the immediately following Tax Comparison Year, pay Owner commencing as of the first day of the month during which Owner's Tax Statement is rendered, and on the first day of each month thereafter until a new Owner's Tax Statement is rendered, 1/12th of the total payment of the current Tax Comparison Year. The monthly payments based on the total payment for the current Tax Comparison Year shall be adjusted from time to time to reflect Owner's reasonable estimate of increases in Taxes for the immediately following Tax Comparison Year.

          (iii) Reduction of Comparison Year Taxes. If Taxes for a Tax Comparison Year are reduced, the amount of Owner's costs and expenses of obtaining such reduction (including legal, appraisers' and consultants' fees) shall be added to and deemed part of Taxes for such Tax Comparison Year. If Owner obtains a refund of Taxes for a Tax Comparison Year for which a Tax Payment has been made, Owner shall credit against Tenant's next succeeding Tax Payment(s), Tenant's Proportionate Share of the refund (but not more than the Tax Payment

                                                                    OFF/MAS/1991

     that was the subject of the refund) after deducting from such refund the expenses incurred by Owner in obtaining the refund, including legal, appraisers' and consultants' fees. If no Tax Payment shall thereafter be due, Owner shall pay Tenant's Proportionate Share of such refund to Tenant.

          (iv) Reduction of Base Tax. If Owner obtains a reduction in the Base Tax, the Base Tax shall be reduced (such reduction to include the expenses incurred by Owner in obtaining such reduction, including legal, appraisers' and consultants' fees), prior Tax Payments (if any) shall be recalculated and Tenant shall pay Owner Tenant's Proportionate Share of the increased amount of Tax Payment for each prior Tax Comparison Year. Tenant's payment under this paragraph shall be made within 30 days after Owner's billing therefor.

          (v) Tax Protests. While proceedings for reduction in assessed valuations are pending, the computation and payment of Tax Payments shall be based upon the original assessments for the years in question. Tenant shall have no right to institute or participate in any tax proceedings or other proceedings of a similar nature. The commencement, maintenance, settlement and conduct thereof shall be in the sole discretion of Owner.

          Notwithstanding the foregoing, Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment or reassessment for Taxes. In such event, Tenant shall notify Owner within 30 days after the initial public availability of any such assessment or reassessment if Tenant desires to have such assessment contested or protested (time being of the essence). After receipt of Tenant's notice, if Owner does not intend to seek a reduction of assessed valuation (or, having commenced a proceeding for same, does not intend to prosecute it), Owner shall notify Tenant promptly, so as to enable Tenant to initiate (or further prosecute, as the case may be) such proceeding. Tenant may thereafter initiate (or further prosecute, as the case may be) such proceeding in the name and place of Owner. If Tenant shall so elect, then Owner shall cooperate with Tenant to the extent reasonably required by Tenant, provided that Owner shall have no obligation to expend any money with respect thereto.*

          (vi) Assessment With Other Properties. If, at any time, the Real Property is assessed for tax purposes with other property owned by Owner, the Taxes shall be an allocable portion of the Taxes on all

                                                                    OFF/MAS/1991

     such properties, based upon an informal apportionment by the tax assessors of the total assessment to such Real Property or if such apportionment is not available, as shall be reasonably determined by Owner.

          (vii) Tenant's Improvements. In the event an increase in Taxes is caused by Tenant's improvements to the demised premises after the initial installation performed by Owner pursuant to this lease, Tenant shall pay the entire increase attributable to such improvements. If the Taxes for the improvements which are to be paid separately by Tenant are not separately assessed, Tenant's portion of that Tax shall be reasonably determined by Owner.*

     (c) Operating Expense Escalation.

     (i) Definitions. As use din this lease:

     (y) "Operating Expenses" or "Expenses" shall mean such costs or expenses (and taxes thereon), as shall be paid or incurred by or in behalf of Owner in providing services to tenants leasing space in the Building, and in the operation, cleaning, repair (whether structural or non-structural and whether or not capitalized under generally accepted accounting principles), management, security and maintenance of the Real Property (collectively called "Building Operation") including but not limited to (1) salaries, wages and benefits paid to persons engaged in Building Operations, including but not limited to social security, unemployment and other payroll taxes related thereto, disability and workers' compensation coverage, hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), pension, retirement or life insurance plans and other benefit or similar expenses (2) the cost of casualty, rent, boiler, machinery, sprinkler, apparatus, liability, fidelity, plate glass, earthquake and any other insurance, (3) management fees in a sum not in excess of the prevailing rate for management fees payable for comparable properties in comparable locations, (4) legal (except those for preparation of this and other leases), accounting and other professional fees and disbursements, (5) maintenance and repair of grounds, including interior and exterior lawns, gardens, shrubbery, trees, planters, containers, statuary, exhibits, displays, walks and other ways and areas and common areas, interior or exterior, (6) telephone charges incurred at the Building office (if any), (7) costs and expenses for fuel or energy purchased or used for the operation of the Building's heating, ventilating and air cooling system and equipment, and for common area light and power, and (8) costs for alterations or improvements resulting in or intended to result in a

                                                                    OFF/MAS/1991

     reduction in fuel or energy consumption or Operating Expenses or made by reason of laws and requirements of public authorities or requirement of insurance bodies or Owner's insurers, provided however, that to the extent such costs are capitalized under generally accepted accounting principles, such costs (together with an interest factor equal to the greater of the interest with an interest factor equal to the greater of the interest rate set forth in the first mortgage encumbering the Building or two percentage points in excess of the prime rate established by Chemical Bank, or its successor, at the time of expenditure) shall be amortized over a period of 5 years. An item of expense properly included in more than one category shall not be included more than once in the calculation of Expenses.

          (z) "Base Operating Expenses" shall mean Expenses for the 1995 calendar year ("Base Expense Year"). If the Building is not fully operational or occupied during such year, the Expenses for such year shall be calculated by Owner by projecting actual expenses to such amount as would have been incurred if the Building had been fully operational and 95% occupied.*

     (ii) Expense Payments.

          (w) If Operating Expenses for any calendar year during the term and following the Base Expense Year (each such year being called an "Expense Comparison year") shall exceed Base Operating Expenses, Tenant shall pay Owner, for each such Expense Comparison Year, Tenant's Proportionate Share of such excess ("Expense Payment"). If the Building is not fully operational or occupied during any Expense Comparison Year, then the Operating Expenses for each such year shall be calculated by Owner by projecting actual expenses to such amount as would have been incurred if the Building had been fully operational and 95% occupied.

          (x) Subsequent to the end of each Expense Comparison Year, Owner shall submit to Tenant a statement showing (1) the Expense Payments due for such Expense Comparison Year, and (2) the basis for such calculations ("Owner's Statement"). Tenant shall (x) make payment of any unpaid portion of the Expense Payment within 30 days after receipt of Owner's Statement, (y) pay to Owner, on account of the then current Expense Comparison Year, within 30 days after receipt of Owner's Statement an amount equal to the product obtained by multiplying the total payment required for the preceding Expense Comparison Year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current Expense Comparison Year which shall have elapsed prior to the first day of the month immediately following the rendition of Owner's Statement, and (z) pay Owner,

                                                                    OFF/MAS/1991

     on account of the then current Expense Comparison Year, commencing as of the first day of the month immediately following the rendition of Owner's Statement and on the first day of each month thereafter until a new Owner's Statement is rendered, 1/12th of the total payment for the preceding Expense Comparison Year. The monthly payments based on the total payment for the preceding Expense Comparison Year shall be adjusted from time to time to reflect Owner's reasonable estimate of increases in Operating Expenses for the current Expense Comparison year. The payments required to be made under clauses (y) and (z) above shall be subject to adjustment as and when Owner's Statement for such current Expense Comparison year is rendered by Owner. During the first Expense Comparison Year Tenant shall make payments on account of Expense Payments, based upon reasonable estimates prepared by Owner, payments to be made monthly on the first day of each month during such first Expense Comparison Year. The payments based on such estimates shall be adjusted following the expiration of the first Expense Comparison Year, upon rendition of Owner's Statement for that year.

          (y) No Credit. If in a Tax Comparison Year the Taxes are less than the Base Tax, and/or if an Expense Comparison Year the Operating Expenses are less than the Base Operating Expenses, the Tenant shall not be entitled to receive a credit, by way of a reduction in Fixed Annual Rent, a refund of all or a portion of prior (or a credit against future) Tax Payments or Expense Payments, or otherwise.

          (z) Partial Comparison year. If the Expiration Date or earlier date upon which the term may expire or terminate shall be a date other than the last day of a Tax or Expense Comparison Year, Tenant's Tax Payment and Expense Payment for such partial Tax or Expense Comparison Year shall be prorated, based upon Owner's reasonable estimate of the tax payments and expense payments for such Tax or Expense Comparison Year.

     42. Cleaning; Trash Removal.

     (a) If Tenant keeps the demised premises in good order, Owner shall cause the demised premises to be cleaned on business days, in accordance with the provisions of the annexed Cleaning Specifications. Tenant shall provide unrestricted access to the interior of all windows within the demised premises as a condition precedent to Owner's obligation to clean same. Tenant shall provide Owner, its contractors and their employees, with unrestricted access to the demised premises between the hours of 8:00 a.m. to 5:00 p.m., together with the use of Tenant's electricity and water (if any), all as may be required for cleaning. In consideration for Owner's cleaning of the demised premises during such hours. Tenant shall pay

                                                                    OFF/MAS/1991

Owner, as additional rent, the sum of $3,286.00, which sum shall be payable in equal monthly installments of $273.83 per month together with and in the same manner as the Fixed Annual Rent.*

     (b) Tenant shall pay Owner the costs incurred by Owner as a result of (i) cleaning performed in the demised premises and the Building, necessitated by (v) misuse or neglect on the part of Tenant or its invitees, (w) use of any portion of the demised premises for preparation, serving or consumption of food or beverages, reproducing operations, private lavatories or other special purposes requiring greater or more difficult cleaning work than that normally associated with office areas, provided, however, that Tenant may use the kitchenette in the demised premises for its intended purpose, (x) interior glass surfaces, (y) non-building standard materials or finishes installed by or at Tenant's request, or (z) increases in frequency or scope of any of the items set forth in the Cleaning Specifications as requested by Tenant, and (ii) removal from the demised premises or building of Tenant's refuse and rubbish exceeding that normally accumulated daily in routine or ordinary business office occupancy.*

     (c) Extraordinary waste (such as crates, cartons, boxes and used furniture and equipment) shall be removed from the Building by Owner, at Tenant's cost. Tenant shall not place waste of any kind in any public area. Anything placed in a public area by Tenant shall be deemed abandoned and of no value to Tenant, and Owner may remove and dispose of same, at Tenant's cost. The costs incurred by Owner pursuant to paragraphs (b) and (c) of this Article shall be paid by Tenant to Owner, within 30 days after submission of a statement therefor, without limitation Owner's additional rights under this lease.

     43. Heating, Ventilation and Air-Conditioning.

     (a) Owner shall have free and unrestricted access to all heating, air-conditioning and ventilating ("HVAC") equipment in the demised premises. Damage caused to the HVAC equipment, appliances or appurtenances as a result of the negligence or careless operation by Tenant, its employees or its invitees, shall be repaired by Owner. The cost and expense thereof shall be paid by Tenant within 30 days after submission of Owner's statement, without limiting any of Owner's additional rights under this lease. Owner shall have no maintenance or repair obligation as to supplemental HVAC equipment installed by, or at, Tenant's request or expense.*

     (b) Owner will not be responsible for the failure of the air-conditioning system to meet its performance specifications (i) prior to the proper balancing of the system, or (ii) if such failure results from the occupancy of the demised premises by

                                                                    OFF/MAS/1991

more than an average of 1 person for each 150 square feet of Rentable Area, or
(iii) if Tenant installs and operates machines and appliances the installed electrical load of which when combined with the load of all lighting fixtures exceeds the electrical load contemplated by the floor plan attached hereto. If the use of the demised premises in a manner exceeding the occupancy and electrical load criteria, or the rearrangement of partitioning after the initial preparation of the demised premises, results in the air-conditioning system being unable to achieve its rated performance specifications, and it is feasible to make changes to the system so as to enable it to achieve such performance specifications, if Tenant requests such changes, such changes shall be made by Owner at Tenant's cost, which cost shall be paid by Tenant within 30 days after submission of a statement therefor.*

     (c) In order to enable the air-conditioning system to function properly, Tenant shall keep all windows closed and shall lower and close window coverings when necessary because of the sun's position. Tenant shall comply with all regulations and requirements Owner may establish for the functioning and protection of the HVAC systems.

     (d) The Fixed Annual Rent includes up to 950 hours per annum of overtime heating and air conditioning use. If Tenant exceeds 950 hours per annum of overtime heating and air conditioning use, Tenant shall pay Owner's's then standard charge for such use. Owner's current charge for overtime heating and air conditioning service is $35.00 per hour.*

     44. Electricity.

     (a) Electricity shall be supplied to the demised premises during the term in accordance with the provisions of paragraph (c) of this Article. However, at any time and from time to time during the term hereof, provided it is then permissible under the provisions of laws and requirements of public authorities, Owner shall have the option to have electricity supplied to the demised premises in accordance with paragraph (d) of this Article.*

     (b) For the purposes of this Article

          (i) The term "Electric Rate" shall mean the Service Classification pursuant to which Owner purchases electricity from the utility company servicing the Building, provided, however, at no time shall the amount payable by Tenant for electricity be less than Owner's Cost per Kilowatt and Cost per Kilowatt Hour (as such terms are hereinafter defined), and provided further that in any event, the Electric Rate shall include all applicable surcharges, and

                                                                    OFF/MAS/1991

     demand, energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof.*

          (ii) The term "Cost per Kilowatt Hour" shall mean the total cost for electricity incurred by Owner to service the Building during a particular time period (including all applicable surcharges, and energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Owner during such period.

          (iii) The term "Cost per Kilowatt" shall mean the total cost for demand incurred by Owner to service the Building during a particular time period (including all applicable surcharges, demand, and time of day charges (if any), taxes and other sums payable in respect to thereof) divided by the total kilowatts purchased by Owner during such period.

          (c) (i) Owner shall supply electricity to service the demised premises on a submetered basis, and Tenant shall pay to Owner, as additional rent, the sum of (y) an amount determined by applying the Electric Rate or, at Owner's election, the Cost per Kilowatt Hour and Cost per Kilowatt, to Tenant's consumption of and demand for electricity within the demised premises as recorded on the submeter or submeters servicing the demised premises, and (z) Owner's administrative charge of 8% of the amount referred to in clause (y) above, if and to the extent same is permitted by laws and requirements of public authorities (such combined sum being hereinafter called "Submeter Electric Rent"). Except as set forth in the foregoing clause (z), Owner will not charge Tenant more than the Electric Rate or, at Owner's election, the Cost per Kilowatt and Cost per Kilowatt Hour for the electricity provided pursuant to this paragraph.*

          (ii) Where more than one submeter measures the electric service to Tenant, the electric service rendered through each submeter shall be computed and billed separately in accordance with the provisions hereinabove set forth.

          (iii) Tenant shall pay to Owner, on account of the Submeter Electric Rent payable pursuant to this paragraph (c), the annual sum of $19,500.00 ("Estimated Submeter Electric Rent"), subject to the adjustments on the first day of each and every calendar month of the term (except that if the first day of the term is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month).

                                                                    OFF/MAS/1991

          (iv) From time to time during the term, the Estimated Submeter Electric Rent may be adjusted by Owner on the basis of either Owner's reasonable estimate of Tenant's electric consumption and demand (if at any time the submeter(s) servicing the demised premises are inoperative) or Tenant's actual consumption of and demand for electricity as recorded on the submeter(s) servicing the premises, and, in either event, the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

          (v) Subsequent to the end of each calendar year during the term of this lease, or more frequently if Owner shall elect, Owner shall submit to Tenant a statement of the Electric Submeter Rent for such year or shorter period together with the components thereof, as set forth in clause (i) of this paragraph (c) ("Submetered Electric Statement"). To the extent that the Estimated Submeter Electric Rent paid by Tenant for the period covered by the Submetered Electric Statement shall be less than the Submeter Electric Rent as set forth on such Submeter Electric Statement, Tenant shall pay Owner the difference within 30 days after receipt of the Submeter Electric Statement. If the Estimated Submeter Electric Rent paid by Tenant for the period covered by the Submeter Electric Statement shall be greater than the Submeter Electric Rent as set forth on the Submeter Electric Statement, such difference shall be credited against the next required payment(s) of Estimated Submeter Electric Rent. If no Estimated Submeter Electric Rent payment(s) shall thereafter be due, Owner shall pay such difference to Tenant.

          (vi) For any period during which the submeter(s) servicing the premises are inoperative, the Submeter Electric Rent shall be determined by Owner, based upon its reasonable estimate of Tenant's actual consumption of and demand for electricity, and the Electric Rate or Cost per Kilowatt and cost per Kilowatt Hour then in effect.

     (d) If Owner discontinues furnishing electricity to the demised premises pursuant to paragraph (c) of this Article, Tenant shall make its own arrangements to obtain electricity directly from the utility company furnishing electricity to the building. The cost of such service shall be paid by Tenant directly to such utility company. Owner shall permit its electric feeders, risers and wiring serving the demised premises to be used by Tenant, to the extent available, safe and capable of being used for such purpose. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to enable Tenant to obtain electricity of substantially the same quality and character, shall be installed by Owner at Tenant's cost and expense. Owner shall not discriminate against Tenant in its decision to discontinue furnishing electricity to the demised premises.*

                                                                    OFF/MAS/1991

     (e) Bills for electricity supplied pursuant to paragraph (c) of this Article shall be rendered to Tenant at such times as Owner may elect. Tenant's payments for electricity supplied in accordance with paragraph (c) of this Article shall be due and payable within 30 days after delivery of a statement therefor, by Owner to Tenant. If any tax is imposed upon Owner's receipts from the sale of electricity to Tenant by laws and requirements of public authorities, Tenant agrees that, unless prohibited by such laws and requirements of public authorities, Tenant's Proportionate Share of such taxes shall be included in the bills of, and paid by Tenant to Owner, as additional rent.*

     (f) Owner's failure during the term to prepare and deliver any statements or bills under this Article, or Owner's failure to make a demand under this Article, shall not in any way be deemed to be a waiver of, or cause Owner to forfeit or surrender, its rights to collect any amount of additional rent which may become due pursuant to this Article, except that any such failure beyond 24 months following the end of the year during which such sum shall be due and payable shall result in Owner being unable to collect such sums; but such abatement of Tenant's obligation shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay for electricity consumption during future periods during the term. Tenant's liability for any amounts due under this Article shall survive the expiration or sooner termination of the term.*

     (g) Tenant's failure or refusal, for any reason, to utilize the electrical energy provided by Owner, shall not entitle Tenant to any abatement or diminution of Fixed Annual Rent or additional rent, or otherwise relieve Tenant from any of its obligations under this lease.

     (h) If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, or if there shall be a change, interruption or termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Owner for any loss, damage or expense, or to abatement or diminution of Fixed Annual Rent or additional rent, or otherwise relieve Tenant from any of its obligations under this lease, or impose any obligation upon Owner or its agents. Owner will use reasonable efforts to insure that there is no interruption in electrical service to Tenant, but in no event shall Owner be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.

                                                                    OFF/MAS/1991

     (i) Tenant shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the demised premises without prior written consent of Owner in each such instance. Tenant shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Owner and of the utility company supplying electricity to the Building. Tenant agrees that its use of electricity in the demised premises will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Owner's judgment, will overload such installations or interfere with the use thereof by other tenants in the Building. If, in Owner's judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air-conditioning, the same shall be provided or installed by Owner at Tenant's expense, which shall be chargeable and collectible as additional rent and paid within 30 days after the rendition to Tenant of a bill therefor.

     (j) If, after Owner's initial installation work, (i) Tenant shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Owner shall determine that the same are necessary and will not cause damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants of the Building, or (ii) Owner shall determine that the installation of additional risers, feeders or other equipment or service to supply Tenant's electrical requirements is necessary, then and in either of such events Owner shall cause such installations to be made, at Tenant's sole cost and expense and Tenant shall pay Owner for such installations, as additional rent, within 30 days after submission of a statement therefor.

     45. Amendments for Financing; Information for Mortgagees.

     (a) If, in connection with obtaining or renewing financing for the Real Property, an institutional lender shall request modifications in this lease as a condition to such financing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications neither increase the monetary obligations of Tenant nor decrease the size of the demised premises, the number of parking spaces provided for in Article 40 or the services required to be provided by Owner, or substantial alter Tenant's rights hereunder.*

     (b) Tenant agrees, within a reasonable time after being requested, to submit such financial information as may be reasonably required by Owner's mortgagee(s).

                                                                    OFF/MAS/1991

     46. Broker. Owner and Tenant each represents to the other that, in the negotiation of this lease, they dealt with no broker or any other person legally entitled to claim a brokerage commission or finder's or consultant's fee with respect to this transaction except D.H. White Commercial Real Estate Services, Inc. and based thereupon Owner shall pay a commission per a separate agreement. Owner and Tenant shall indemnify, defend and hold the other harmless from and against all losses, costs, damages, expenses, claims and liabilities (including court costs and attorneys' fees and disbursements) arising out of any inaccuracy of this representation.*

     47. Building Name; Tenant Signs; Directory.

     (a) Building Name. Owner may, from time to time, designate a name for the Building and change the name and/or address of the Building.

     (b) Tenant Signs. Owner shall provide, at Owner's sole cost, Owner's building standard sign to be installed on the door of the demised premises.

     (c) Directory. Owner shall, upon Tenant's request list on the Building's directory ("Directory") (if any), the name of Tenant.

     48. Holdover. Tenant acknowledges that possession of the demised premises must be surrendered at the expiration or sooner termination of the term, time being of the essence. The parties agree that the damage to Owner resulting from failure by Tenant to surrender possession of the demised premises on a timely basis will be extremely substantial, will exceed the amount of rent payable hereunder and will be impossible of accurate measurement. Tenant shall pay Owner, as liquidated damages for each month and for any portion of a month during which Tenant holds over in the demised premises after expiration or sooner termination of the term of this lease, a sum equal to 150% of the average rent which was payable per month under this lease during the last 3 months of the term. Tenant's failure or refusal to surrender the demised premises. Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the demised premises after the expiration or sooner termination of the term.*

     49. Insurance and Indemnity.

     (a) Tenant shall provide, prior to entry upon the demised premises, and maintain throughout the term of this lease, at its own cost, and with companies rated not less than B+ Class IX by A.M. Best Company, Inc., and authorized to do business in the State of Connecticut (i) public liability and property damage insurance in an amount not less than $2,000,000 combined single limit for personal injury, death and

                                                                    OFF/MAS/1991

property damage arising out of any one occurrence, protecting Owner and Tenant against all claims for personal injury, death or property damage occurring in, upon or adjacent to the demised premises and any part thereof, or arising from, related to, or in any way connected with the conduct and operation of Tenant's use of or occupancy of the demised premises, which insurance shall be written on an occurrence basis and name Owner (and at Owner's request, Owner's mortgagees) as addition insureds, (ii) workers' compensation insurance covering all persons employed by Tenant or its contractors in connection with work performed by or for Tenant, and (iii) plate glass insurance covering plate glass in the demised premises. All of Tenant's insurance shall be in a form reasonably satisfactory to Owner and shall provide that it shall not be cancelled, terminated or changed except after 20 days' written notice to Owner. All such policies or certificates for same (in both instances with evidence of payment of the premium) shall be deposited with Owner not less than 30 days prior to the day such insurance is required to be in force and upon renewals of said policies not less than 30 days prior to the expiration of the term of such coverage. Owner shall have the right and from time to time during the term, on not less than 30 days notice, to require that Tenant increase the amount and/or types of coverage required to be maintained under this Article to the amounts and/or types generally required of tenants in comparable buildings in Fairfield County. The minimum limits of liability insurance required pursuant to clause (i) shall in no way limit or diminish Tenant's liability under paragraph (d) of this Article.

     (b) Tenant shall not knowingly commit or permit anything to be done in, on or about the demised premises, the Building, the Real Property, the Park, if applicable, or any adjacent property contrary to law, or which will invalidate or be in conflict with the insurance policies carried by Owner or by others for Owner's benefit, or do or permit anything to be done, or keep or permit anything to be kept, in the demised premises, which (i) could result in termination of any of such policies, (ii) could adversely affect Owner's right of recovery under any such policies, (iii) could subject Owner to any liability or responsibility to any person, or (iv) would result in reputable and independent insurance companies refusing to insure the Building or property of Owner therein or in the Park, if applicable, in amounts satisfactory to its mortgagees.*

     (c) Tenant shall procure a clause in, or endorsement on, each of its policies for fire or extended coverage insurance covering the demised premises or personal property, fixtures or equipment located thereon, pursuant to which the insurance company waives subrogation or consents to a waiver of right of recovery against Owner. Tenant agrees not to make claims against or seek to recover from Owner for loss or damage to its property or property of others covered by such insurance. To the extent Tenant shall be a self-insurer, Tenant waives the right of recovery, if any,

                                                                    OFF/MAS/1991

against Owner, its agents and employees, for loss, damages or destruction of Tenant's property.

     50. Exculpation. Tenant shall look solely to the estate and interest of Owner, its successors and assigns, in the Building for the collection of any judgment (or other judicial process) recovered against Owner based upon breach by Owner of any of the terms, conditions or covenants of this lease on the part of Owner to be performed, and no other property or assets of Owner shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies under or with respect to either this lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the demised premises.

     5.1 Partnership. If Tenant's interest in this lease shall at any time be held by a partnership, or by 2 or more persons individually (any such partnership and such persons are referred to in this Article as "Partnership"), the following provisions shall apply to such Partnership:

     (a) The liability of each of the parties comprising Partnership shall be joint and several;

     (b) Each of the parties comprising Partnership shall be deemed to consent to, and be bound by, all (i) written instruments which may thereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all of any part of the demised premises to Owner, and (ii) notices, demands, requests or other communications which may thereafter be given by Partnership or any of the parties comprising Partnership;

     (c) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership, or to any one of the parties comprising Partnership, shall be deemed given or rendered to partnership and to all persons comprising Partnership and shall be binding upon Partnership and all such parties;

     (d) If Partnership shall admit new partners, all of such new partners shall by their admission to partnership, be deemed to have assumed the obligation to perform the terms, covenants and conditions of this lease on Tenant's part to be observed an performed; and

     (e) Partnership shall give prompt notice to Owner of the admission of each new partner, and upon demand of Owner, shall cause each such new partner to execute and deliver to Owner an agreement in form satisfactory to Owner, wherein each new partner shall assume performance of the terms, covenants and conditions of

                                                                    OFF/MAS/1991

this lease on Tenant's part to be observed and performed (but neither Owner's failure to request such agreement nor failure of any partner to execute or deliver such agreement shall relieve such new partner of his obligation hereunder).

     The provisions of this Article shall not constitute a consent by Owner to the assignment of any interest in this lease by Tenant.

     52. Restrictions on Use.

     (a) Tenant agrees that neither Tenant nor any subtenant, assignee or occupant of the demised premises shall at any time during the term occupy or use the demised premises or permit the same to be occupied or used in any manner except as provided in Article 2.

     (b) Tenant shall not knowingly permit the demised premises to be used in any manner, or anything to be done therein, or permit anything to be brought into or kept therein, which would (i) violate any laws or requirements of public authorities, (ii) cause injury to the Building or the Park, if applicable, (iii) constitute a nuisance, (iv) impair the appearance of the Building, (v) impair the use for normal purposes of any area of the Building by, or required to be furnished by Owner to Tenant or to any other tenants or occupants of the building or the Park, if applicable, or (vi) violate any of Tenant's obligations under this lease.*

     (c) Tenant shall not place (nor require the placement of) a load upon any floor of the demised premises exceeding 75 lbs. per square foot (live and dead), nor shall Tenant place (or require the placement of) a load upon any ceiling in the demised premises exceeding 5 lbs. per square foot. All data processing and other business machines and equipment and all other mechanical equipment installed and used by Tenant in the demised premises, as approved by Owner, shall be quipped, installed and maintained by Tenant, at its expense, so as to prevent noise, vibration or electrical or other interference from being transmitted from the demised premises to any other area of the Building. Tenant shall not move any safe, machinery or heavy equipment in or out of the Building without employing persons property licensed, if required by laws and requirements of public authorities.

     53. Rules and Regulations. Tenant and Tenant's invitees shall observe and comply with the attached Rules and Regulations, and such additional Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of additional Rules and Regulations shall be given to Tenant. Owner shall have no duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building and in the Park, if applicable, and Owner shall not be liable to Tenant for violation of the same

                                                                    OFF/MAS/1991

by any other tenant or its invitees, provided that Owner shall not discriminate against Tenant in its enforcement of the Rules and Regulations. In the event of a conflict between the Rules and Regulations and the provision of the lease, the provisions of the lease shall prevail.

     54. Tenant's Alterations. Supplementing Article 3, Tenant shall not employ contractors in connection with any services, provisions, alterations or maintenance, unless Owner has consented in writing to the contractor, it being the intention of Owner to limit the number of such contractors employed in the Building and Park, if applicable. If such consent has not been obtained Tenant shall, if requested by Owner, forthwith cancel such contract. Owner's disapproval of any contractor selected by Tenant must be accompanied by the designation of one or more contractors acceptable to Owner, whose prices must be reasonably competitive. If Owner does not approve or disapprove Tenant's contractor within 7 business days after receipt of written request therefor, the contractor so selected by Tenant shall be deemed approved by Owner. Tenant shall not employ persons in connection with any such services, provisions, alterations or maintenance the employment of whom would cause a strike, stoppage or slowdown by employees of contractors of Owner in the Building and Park, if applicable. Owner does not consent to the reservation of title by any conditional vendor, or the retention of a security interest by a secured party, to any property which may be affixed to the realty.

     55. Notice.

     (a) At the request of the holder(s) of any mortgage encumbering the Real Property, Tenant shall serve upon such mortgagee(s) a copy of all notices given by Tenant to Owner pursuant to paragraph (b) below, such service to be by registered or certified mail addressed to such mortgagee(s) at the address provided by such mortgagee(s) to Tenant.

     (b) Except for rent bills, any notice, approval, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing and shall be delivered personally or by registered or certified mail addressed to the other party at the address hereinabove set forth, All notices given by either party pursuant to this Article may be given by such party, their agents or attorneys, Either party may, by notice as aforesaid, designate a different address or addresses for notices, bills, statements or other communications intended for it. All notices given pursuant to this Article shall be deemed given on the second business day after posting if mailed in Fairfield County, and on the third business day after posting if mailed outside of Fairfield

                                                                    OFF/MAS/1991

County and upon delivery if made personally, on and after the Commencement Date notices directed to Tenant shall be addressed to Tenant at the Building.

     56. Miscellaneous.

     (a) Whenever it is provided that Owner shall not unreasonably withhold or delay consent or approval or shall exercise its judgment reasonably (such consent or approval and such exercise of judgment being collectively referred to as "Consent"), if Owner shall delay or refuse such consent, Tenant shall not be entitled to make any claim, and Tenant waives any claim for money damages (nor shall Tenant claim any money damage by way of setoff, counterclaim or defense) based upon any claim or assertion that Owner unreasonably withheld or unreasonably delayed consent. Tenant's sole remedy shall be an action or proceeding for specific performance, injunction or declaratory judgment to enforce any such provision, but any such equitable remedy which can be cured by the expenditure of money may be enforced personally against Owner only to the extent of interest in the Building. Failure on the part of Tenant to seek relief within 30 days after the date upon which Owner has withheld its consent shall be deemed a waiver of any right to dispute the reasonableness of such withholding of consent.

     (b) Owner shall have no liability or responsibility if any service or utility required to be provided by Owner is interrupted or stopped by reason of unavoidable delays, unless caused by Owner's negligence.*

     (c) If Tenant shall request the consent or approval of Owner to the making of any alterations or to any other thing, and Owner shall seek and pay a separate fee for the opinion of Owner's counsel, architect, engineer or other representative or agent as to the form or substance thereof, Tenant shall pay Owner, as additional rent, within 30 days after demand, all reasonable costs and expenses of Owner incurred in connection therewith, including, in case of any alterations, costs and expenses of Owner in reviewing plans and specifications.

     (d) This lease is submitted to Tenant for signature with the understanding that it shall not bind Owner unless and until it has been executed by Owner and delivered to Tenant or Tenant's attorney.

     (e) Whenever reference is made to public halls, elevators, corridors, etc. and if none such are present on or about the premises demised herein then such reference shall have no relevance to the terms herein.

     (f) In the event of any conflict between the printed provisions of the lease and the Rider to the lease, the provisions of this Rider shall prevail.

                                                                    OFF/MAS/1991

     (g) Owner's failure to prepare and/or deliver any statement or bill required to be delivered to Tenant, or Owner's failure to make demand for payment of Fixed Annual Rent or additional rent shall not be a waiver of, or cause Owner to forfeit or surrender its rights to collect, any rent due. Notwithstanding the foregoing, any delay or failure of Owner in billing any additional rent under this lease beyond 24 months following the end of the year in which such additional rent was incurred shall result in Owner being unable to collect such additional rent payment; but such abatement of rent obligation shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to make future additional rent payments. Tenant's liability for all such payments shall continue unabated during the term and shall survive the expiration or sooner termination of the term.*

     (h) Tenant shall not cause (or allow any of its contractors, agents or other persons or entities over whom or which it exercises a degree of control to cause) to occur within the demised premises, the Building or the Park, if applicable, any discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste or oil or petroleum liquids or solids, asbestos, pcb, radioactive substances, methane, volatile hydrocarbons, industrial solvents, or any other materials or substances which have in the past caused or constituted, or are in the future found to cause or constitute, a health, safety or environmental hazard.

     (i) Anything herein to the contrary notwithstanding, if the first month's rent or the security deposit shall not have been delivered to Owner upon the approval of this lease by the Office of the Attorney General of the State of Connecticut, then (in additional to such other remedies available to Owner hereunder, at law or in equity) Owner shall not be obligated to commence preparation of the demised premises for occupancy (if required by the provisions of this lease) until such sums shall have been delivered to Owner.*

     (j) Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this lease, including, but not limited to, the Fixed Annual Rent, to any person, corporation, partnership, associations, newspaper, periodical or other entity. This non-disclosure and confidentiality agreement shall be binding upon Tenant without limitation as to time, and a breach of this paragraph shall constitute a material breach under this lease.

     (k) Tenant shall prevent its students from loitering in any part of the Building and from congregating in front of the Building. If Tenant's students loiter in the Building or congregate in front of the Building, same shall be deemed a material breach of this lease by Tenant. Owner acknowledges that Tenant's obligation to prevent such loitering is limited to loitering on non-public property.*

                                                                    OFF/MAS/1991

     57. Amendments to Printed Form.

     (a) Article 4 is amended by inserting the following after the sentence ending on line 9 of column 2, on page 1: "All maintenance and repairs shall be performed in a manner acceptable to Owner."

     (b) Article 6 is amended by adding the following after "premises" in line 16 on page 2, "or the building or any property adjacent thereto,"; the following after "part" in line 20 on page 2, "or the adjacent property"; and the following after "effect" on line 28 on page 2, "as if Tenant were not occupying the building."

     (c) Article 7 is amended by adding the following paragraph:
"Notwithstanding anything contained herein to the contrary, and at the election of the holder of any current or future mortgage encumbering all or a portion of the premises of which the demised premises are a part, such mortgage shall be subordinate to this lease with the same force and effect as if this lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said mortgage, except however that the said subordination or the mortgage to the lease shall not affect nor be applicable to and does expressly exclude:

          (i) The prior right, claim or lien of the said mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the mortgaged premises, and to the right of disposition thereof in accordance with the provisions of the said mortgage;

          (ii) The prior right, claim and lien of the said mortgage in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said mortgaged premises and as to the right of disposition thereof in accordance with the terms of the said mortgage; and

          (iii) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the said mortgage and the execution of this lease, or any lien or judgment which may arise at any time under the terms of this lease.

     Although this clause shall be self-operative upon the election of any such mortgage, in confirmation hereof, Tenant shall execute promptly any certificate that Owner or such mortgagee may request."

     (d) Article 18 is amended by adding the following paragraph:

                                                                    OFF/MAS/1991

     In the event of a default by Tenant in its obligations under this lease, beyond applicable grace periods, if any, in addition to Owner's other rights and remedies, there shall be immediately payable by Tenant to Owner, as additional rent, the amount of all of the following which are incurred, granted or assumed by Owner in connection with the lease: all rent concessions; free rent; rent credits, contributions or payments by Owner with respect to work or improvements performed in the demised premises; and/or obligations expenses and liabilities of Tenant assumed or paid for by Owner in consideration of Tenant's entering into this lease.

     (e) Article 29 is amended by adding the following after "heat" in line 5, "and air-conditioning"; the following after "ordinary" in line 8, "drinking and,"; and the following after "thereof" in line 5 of clause (f), "and Owner shall have no responsibility or liability for failure to supply such services in the event of any such stoppage."

     (f) Article 31 is amended by adding the following after "lease" as found twice in line 11, "(including a termination thereof"); and the following after "lessee" in lines 16 and 17, "or transferee".

     (g) Article 34 is amended by adding the following after the sentence ending on line 6 of column 2, "If Owner so uses, applies or retains any part of the security so deposited, Tenant, upon demand, shall deposit with Owner the amount so used, applied or retained, so that Owner shall have the full deposit on hand at all times during the term of this lease."

     58. Option to Terminate.

     Tenant shall have the right to elect to terminate this lease at any time after the third lease year, provided Tenant has given Owner notice of its election no later than 180 days prior to the effective date of termination ("Termination Date") (time being of the essence in the giving of such notice). Simultaneously with the notice to be given pursuant to the foregoing sentence, Tenant shall pay to Owner the sum of (1) an amount equal to the product of $174.52 multiplied by the number of days between the Termination Date and the original Expiration Date plus (2) an amount equal to (i) $71,500.00, if the Termination Date is on or before the fourth year and fourth month anniversary of the Commencement Date, (ii) $47,666.67, if the Termination Date is after the fourth year and fourth month anniversary of the Commencement Date but on or before the fourth year and eight month anniversary of the commencement Date or
(iii) $23,833.33 if the Termination Date is after the fourth year and eight month anniversary of the Commencement Date. The foregoing sum shall be in addition to all Fixed Annual Rent and additional rent due and owing through the Termination Date.*

                                                                    OFF/MAS/1991

     59. Attorney General Approval. This lease is conditioned upon the approval of the Office of the Attorney General of the State of Connecticut (the "Attorney General's Office"). Tenant shall deliver to Owner evidence of the approval of the Attorney General's Office within 30 days after the delivery to Tenant of four copies of this lease executed by Owner. If Tenant fails to obtain the approval from the Attorney General's Office within such 30 day period, time being of the essence, this lease shall automatically terminate and be of no further force or effect. In such event, neither party shall have any liability to the other.

     60. Non-discrimination. For the purposes of this section, the word "contractor" is substituted for and has the same meaning and effect as if it read "Owner". This section is inserted in connection with subsection (a) of
Section 4A-60 of the General Statutes of Connecticut as revised.

     (a) For the purposes of this section, "minority business enterprises" means any small contractor or supplier of materials fifty-one percent or more of the capital stock, if any, or assets of which is owned by a person or persons: (1) who ar active in the daily affairs of the enterprise (2) who have the power to direct the management and policies of the enterprise and (3) who are members of a minority, as such term is defined in subsection (a) of Conn. Gen. Stat., ss.32-9n; and "good faith" means that degree of diligence which a reasonable person would exercise in the performance of illegal duties and obligations. "Good faith efforts" shall include, but not be limited to, those reasonable initial efforts necessary to comply with statutory or regulatory requirements and additional or substituted efforts when it is determined that such initial efforts will not be sufficient to comply with such requirements.

     For purposes of this section, "Commission" means the Commission on Human Rights and Opportunities.

     For purposes of this section, "Public works Contract" means any agreement between any individual, firm or corporation and the state or any political subdivision of the state other than a municipality for construction, rehabilitation, conversion, extension, demolition or repair of a public building, highway or other changes or improvements in real property, or which is financed in whole or in part by the state, including, but not limited to, matching expenditures, grants, loans, insurance or guarantees.

     (b) (1) The contractor agrees and warrants that in the performance of a contract, such contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religious creed, age, marital status, national origin, ancestry, sex, mental retardation or physical disability, including, but not limited to blindness, unless it is shown by such contractor that

                                                                    OFF/MAS/1991

such disability prevents performance of the work involved, in any manner prohibited by the laws of the United States or of the State of Connecticut. The contractor further agrees to take affirmative action to insure that applicants with job related qualifications are employed and that employees are treated when employed without regard to their race, color, religious creed, age, marital status, national origin, ancestry, sex, mental retardation or physical disability, including, but not limited to blindness, unless it is shown by such contractor that such disability prevents performance of the work involved; (2) the contractor agrees, in all solicitations or advertisements for employees placed by or on behalf of the contractor, to state that it is an "affirmative action-equal opportunity employer" in accordance with regulations adopted by the commission; (3) the contractor agrees to provide each labor union or representative of workers with which such contractor has a collective bargaining agreement or other contract or understanding and each vendor with which such contractor has a contract or understanding, a notice to be provided by the commission advising the labor union or workers' representative of the contractor's commitments under this section, and to post copies of the notice in conspicuous places available to employees and applicants for employment; (4) the contractor agrees to provide with each provision of this section and Conn. Gen. Stat., ss.ss.46a-68e and 46a-68f and with each regulation or relevant order issued by said commission pursuant to Conn. Gen. Stat., ss.ss.46a-56, as amended by Section 5 of Public Act 89-253, 46a-68e and 46a-68f; (5) the contractor agrees to provide the commission on human rights and opportunities with such information requested by the commission, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the contractor as relate to the provisions of this section and sections 46a-56. If the contract is a public works contract, the contractor agrees and warrants that he will make good faith efforts to employ minority business enterprises as subcontractors and suppliers of materials on such public works project.

     (c) Determination of the contractor's good faith efforts, shall include, but shall not be limited to the following factors: The contractor's employment and subcontracting policies, patterns and practices; affirmative advertising, recruitment and training; technical assistance, activities and such other reasonable activities or efforts as the commission may prescribe that are designed to insure the participation of minority business enterprises in public works projects.

     (d) The contractor shall develop and maintain adequate documentation, in a manner prescribed by the commission of its good faith efforts.

     (e) The contractor shall include the provisions of subsection (b) of this section in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the state and such provisions shall be binding on the subcontractor, vendor or manufacturer unless exempted by regulations or orders of

                                                                    OFF/MAS/1991

the commission. The contractor shall take such action with respect to any such subcontract or purchase order as the commission may direct as a means of enforcing such provisions including sanctions for non-compliance in accordance with Conn. Gen. Stat., ss.46a-56, as amended by Section 5 of Public Act 89-253; provided, if such contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the commission, the contractor may request the State of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests of the state and the sate may so enter.

     (f) The contractor agrees to comply with the regulations referred to in this section as they exist on the date of this contract and as they may be adopted or amended from time to time during the term of this contract and any amendments thereto.

     For the purposes of this section , the word "contractor" is substituted for and has the same meaning and effect as if it read "LESSOR." This section is inserted in connection with Section 4a-60a of the General Statutes of Connecticut, as revised.

     (a) (1) The contractor agrees and warrants that in the performance of the contract such contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of sexual orientation, in any manner prohibited by the laws of the United States or of the State of Connecticut, and that employees are treated when employed without regard to their sexual orientation; (2) the contractor agrees to provide each labor union or representative of workers with which such contractor has a collective bargaining agreement or other contract or understanding and each vendor with which such contractor has a contract or understanding, a notice to be provided by the commission on human rights and opportunities advising the labor union or workers' representative of the contractor's commitments under this section, and to post copies of the notice in conspicuous places available to employees and applicants for employment; (3) the contractor agrees to comply with each provision of this section and with each regulation or relevant order issued by said commission pursuant to section 46a-56 of the general statutes; (4) the contractor agrees to provide the commission on human rights and opportunities with such information requested by the commission, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the contractor which relate to the provisions of this section and section 46a-56 of the general statutes.

     (b) The contractor shall include the provisions of subsection (a) of this section in every subcontractor or purchase order entered into in order to fulfill any obligation of a contract with the state and such provisions shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of

                                                                    OFF/MAS/1991

the commission. The contractor shall take such action with respect to any such subcontract or purchase order as the commission may direct as a means of enforcing such provisions including sanctions for noncompliance in accordance with section 46a-56 of the general statutes; provided, if such contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the commission, the contractor may request the state of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests of the state and the state may so enter.

     (c) The contractor agrees to comply with the regulations referred to in this section as they exist on the date of this contract and as they may be adopted or amended from time to time during the term of this contract and any amendments thereto.

                                                                    OFF/MAS/1991

                                                                       EXHIBIT A

                              RULES AND REGULATIONS

     1. Any moving of furniture or equipment into or out of the demised premises must be done by Tenant at its own cost and expense, on business days after 6:00 p.m., or on Saturday subject, however, to the prior written consent of Owner. If such move requires use of an elevator, such move shall not be in excess of such elevator's carrying load capacity. Tenant shall reimburse Owner for its reasonable costs of operating any elevator when same is used for moving Tenant's furniture or equipment.

     2. The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises and Tenant shall not permit any of its invitees to congregate in any of said areas. No door mat shall be placed or left in any public hall or outside any entry door of the demise premises.

     3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior consent of Owner. Such curtains, blinds, shades or screens must be of a quality type, design and color, and attached in the manner approved by Owner.

     4. No sign, insignia, advertisements, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the demised premises or the Building without the prior written consent of Owner. In the event of the violation of the foregoing by tenant, Owner may remove the same without any liability, and may charge the expense incurred in such removal to Tenant. Interior signs and lettering on doors and directory tablets shall, if and when approved by Owner, be inscribed, painted or affixed by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

     5. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places shall not be covered or obstructed by Tenant. Bottles, parcels, or other articles shall not be placed on window sills by Tenant.

     6. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules by Tenant.

                                                                    OFF/MAS/1991

     7. Tenant shall not discharge or permit to be discharged any materials which may cause damage into waste lines, vents or flues. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, corrosives, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose invitees, shall have caused the same.

     8. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement and other similar adhesive material is prohibited.

     9. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the demised premises.

     10. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in Owner's judgment, might disturb other tenants in the Building or the Park, if applicable, shall be made or permitted by Tenant. Nothing shall be done or permitted in the demised premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building or the Park, if applicable. Tenant shall not throw anything out of the doors, windows of skylights or down the passageways. Owner acknowledges the Tenant's use of audio/visual equipment in the demised premises, and Owner further acknowledges that such use will not be deemed a breach of this lease.

     11. Neither Tenant nor its invitees shall bring or keep upon the demised premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials.

     12. Additional locks or bolts of any kind which shall not be operable by the grand master key(s) for the Building shall not be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key(s). Tenant shall, upon the termination of its tenancy, turn over to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant and in

                                                                    OFF/MAS/1991

the event of the loss of any keys furnished by Owner, Tenant shall pay to Owner the cost thereof.

     13. All removals from the demised premises or the Building, or the moving or carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Owner or its agent may determine from time to time. All deliveries of any nature whatsoever to the Building or the demised premises must be made only through Building entrances specified or such deliveries by Owner. Owner reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate the Lease. Owner may require any person leaving the Building with any package or other object or matter, to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or other object or matter is being removed, but neither the establishment and enforcement of such requirement shall, nor the failure to establish and enforce same, shall impose any responsibility on Owner for the protection of any tenant against the removal or property from the premises. Owner shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the demised premises or the Building under the provisions of this Rule or Rule 16.

     14. Tenant shall not occupy or permit any portion of the demised premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, drugs, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the demised premises, except those actually working for Tenant on the demised premises, nor advertise for laborers giving an address at the demised premises. Tenant shall not use the demised premises or any part thereof, or permit the demised premises or any part thereof to be used, for manufacturing, or for sale at auction of merchandise, goods or property of any kind. The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purpose. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the demised premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the demised premises except as is expressly permitted in the lease.

     15. Tenant shall not obtain, purchase or accept for use in the demised premises ice, drinking water, food, beverage, towel, barbering, boot blacking, cleaning, floor polishing or other similar services from any persons not authorized by Owner in writing to furnish such services, provided always that the charges for such

                                                                    OFF/MAS/1991

services by persons authorized by Owner shall not be excessive. Such services shall be furnished only at such hours, in such places within the demised premises, and under such regulations as may be filed by Owner. Tenant shall not purchase or contract for waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of garbage or towel service in the demised premises except from contractors, companies or persons so approved by the Owner.

     16. Owner reserves the right (although it is understood that Owner shall not be obligated under any circumstances) to exclude from the Building during hours other than regular business hours (8:00 a.m. through 6:00 p.m. Monday through Friday) and days all persons who do not present a pass signed by Owner. All persons entering and/or leaving the Building during hours other than regular business hours and days may be required to sign a register. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests such pas an shall be liable to Owner for all acts or omissions of such persons. Owner's providing of services during other than regular business hours and days shall not be interpreted to mean that the Building is in operation during such after-hours; Owner shall have no obligation, during such after-hours, to take measures regarding security of Tenant's invitees using the demised premises during other than regular business hours and days. Owner shall have no liability to Tenant for failure to implement any such security system or, in the event such system is implemented, for any losses suffered by Tenant by reason of the operation of system, except in the vent of Owner's negligence.

     17. Tenant, before closing and leaving the demised premises at any time, shall turn off the lights. All entrance doors in the demised premises shall be left locked by Tenant when the demised premises are not in use. Entrance doors shall not be left open at any time.

     18. Tenant shall provide artificial light and electrical energy for the employees of Owner and/or Owner's contractors while doing janitorial service or other cleaning in the demised premises and while making repairs or alterations in the demised premises.

     19. The requirements of Tenant will be attended to only upon application at the office of the Building or, in the absence of such office, at the office of Owner or its designated agent. Employees of Owner shall not perform any work or do anything outside of their regular duties for the account of Tenant, unless under instructions from Owner.

                                                                    OFF/MAS/1991

     20. There shall not be used in any space, or in any lobbies, corridors, public halls or other public areas of the Building, in the moving or delivery or receipt of safes, freights, furniture, packages, boxes, crates, paper, office material, or any other object or thing, any hand trucks except those equipped with rubber tires and such other safeguards as Owner shall require. No move or delivery of any object or thing of whatever nature, other than light-weight objects hand-carried by not more than one person, shall be made without at least 24 hours prior notice by Tenant to Owner and without Tenant, prior to any such move or delivery, laying (without affixation or attachment to any part of the floor or floor covering) adequate masonite or plywood sheets covering all lobby corridor, public hall and other public area floors of the Building (whether or not carpeted) over which such move or delivery shall take place.

     21. Owner reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building or the Park, if applicable, or the preservation of good order therein, or the operation or maintenance of the Building (or the Park or the equipment thereof, or the comfort of tenants or others in the equipment thereof, or the comfort of tenants or others in the Building. No recision, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a recision, alteration or waiver in favor of any other tenant.

     22. Tenant, its employees, agents, licensees, contractors and subtenants shall not litter any public areas of the Building the Park, if applicable, or the Real Property (including, the walkways and parking areas located thereon).

     23. Owner shall not unreasonably withhold or delay from Tenant any approval provided for in the Rules and Regulations.

                                                                    OFF/MAS/1991

                                                                       EXHIBIT B

                             CLEANING SPECIFICATIONS

1.   General

     (a) All non-carpeted flooring to be swept and/or dust mopped on each business day.

     (b)  All carpeting areas and rugs vacuumed twice weekly.

     (c)  All stairways to be swept weekly.

     (d)  Empty and wipe wastepaper baskets and ashtrays each business day.

     (e) Cigarette urns to be cleaned each business day and sand replaced when necessary.

     (f) Floors, walls and interior surfaces of lobby, elevators and public corridors to be maintained as required.

     (g)  Dust furniture and window sills as required.

     (h)  Water coolers to be wiped each business day.

     (i)  Entrance lobby glass to be washed or wiped each business days.

2.   Lavatories Daily (Business Days)

     (a)  All flooring to be sept and washed using disinfectant in water.

     (b)  All basins, bowls, urinals and toilet seats to be washed.

     (c)  All mirrors to be washed.

     (d) Paper towels and sanitary disposal receptacles to be emptied and cleaned.

     (e) Toilet tissue holders and soap and paper towel dispensers to be filled.

                                                                    OFF/MAS/1991

3.   Windows

     (a) Three times per year clean all exterior windows on the inside only, provided that window sills are free of articles and access to the windows is not obstructed.

     (b)  Two times per year clean all exterior windows on the outside.

4.   Venetian Blinds

     Venetian blinds to be dusted annually.

5.   Ledges and moldings

     Ledges and moldings to be high dusted semi-annually as required.

6.   Lighting Fixtures

     Interior and exterior of lighting fixtures to be dusted annually as required.

                                                                    OFF/MAS/1991

                                                                       EXHIBIT C

                               WORK SPECIFICATIONS

Owner agrees at its sole expense and without charge to Tenant, to do the following Building Standard Work in the demised premises unless otherwise set forth on the Floor Plan attached hereto:

     A.   General Construction:

          1.   Partitions

               Owner shall supply and install ceiling-high metal stud drywall partitions with 5/8" sheet rock on both sides. All partitions to be finished with 4" base, either cove or straight. Corridor and classroom and between tenant partitions shall be of sound attenuating construction, extending to the underside of the floor above.

          2.   Doors

               Owner shall supply and install necessary doors. All interior tenant doors to be solid laminate 3' full height and shall be furnished complete with bucks, 1-1/2 pair butts, door stops and latch sets.

          3.   Ceilings

               Owner shall supply and install a 2' x 4' textured acoustical ceiling tile laid in a tee system throughout all tenant areas.

          4.   Electrical

               Owner shall supply and install:

               (a)  Lightings

                    Recessed building standard 2' x 4' light fixtures. Initial lamping by Owner; all subsequent replacements by Tenant.

                                                                    OFF/MAS/1991

               (b)  Outlets

                    Duplex convenience wall outlets as shown on the floor plan attached hereto and made a part hereof.

               (c)  Switches

                    Wall switches in each partitioned office and classrooms, one switch at entrance to open areas and one switch for audio visual equipment in the classroom.

          5.   Telephone

               Tenant shall make arrangements with any telephone company for installation of telephone service. Owner will not provide or initiate such service. Owner has provided space for Tenant's phone system in a closet in the buffet prep areas as shown on the attached plan. Owner will also provide a four foot by four foot piece of plywood and a dedication circuit for Tenant's phone system within the closet.

          6.   Window Covering

               Building Standard Riviera by Levolor (or equal 1" slat) Slimline Tapeless blinds will be provided at all exterior windows in a uniform color throughout the building. No substitution from Building Standard will be permitted.

          7.   Painting

               All partitions will be painted with two coats of flat finish latex paint. Exposed metal surfaces, e.g. convector enclosures, doors and bucks will be painted with two coats semi-gloss enamel. Charge will be made for more than one color in any one room. Selection will be from premised Building Standard Color Chart. Should Tenant desire colors darker or different than the Building Standard Color Chart, same colors shall be at Tenant's sole expense.

                                                                    OFF/MAS/1991

          8.   Flooring

               Owner shall install Owner's standard grade carpet to be selected by Tenant from Owner's standard selection chart as to type and color. The floors in the kitchenette and storage rooms shall be vinyl composite tile, colors of which shall be chosen by Tenant from Owner's standard selection chart.

          9.   Substitutions

               Tenant may substitute like items for building Standard items of similar quality, but no credits for Building Standard items will be given against the cost of items so substituted. No credit will be given for Building Standard items not utilized by Tenant.

     B.   Heating, Ventilation and Air Conditioning

          The Owner shall furnish and install a complete heating, ventilating and year-round air conditioning system. The equipment shall be capable of maintaining an indoor temperature of 78(degree) F.D.B. at 50% R.H. during summer (June through September) based on the local 2-1/2% outdoor design condition as specified in the latest edition of the "Ashrae Handbook of Fundamentals" and 72(degree) F.D.B. in the winter based on local 97(degree) 1/2% design as specified in the latest edition of the "Ashrae Handbook of Fundamentals".

          The air conditioning system will provide fresh air in a quantity of not less than .10 cubic feet per minute per square foot of rentable floor area.

          Owner represents that the HVAC design and installation will accommodate Tenant's use.

Real Estate Taxes assessed against any item of construction which is a part of Owner's standard work letter or customary installation are included as part of the Lease terms set forth herein. If any additional specifications, extras or non-standard items of improvement give rise to the assessment of additional real estate taxes, such taxes shall be for the account of Tenant.

All selections or designations to be made by Tenant are to be made within five
(5) business days after request by Owner. If Tenant has not made such designation or selections within said period, the Owner shall be authorized to do so on behalf of the Tenant.